UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2017 (September 25, 2017)

Oasis Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38212	47-1208855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2017, Oasis Midstream Partners LP (the “Partnership”) closed its firm commitment underwritten initial public offering (the “Offering”) of 7,500,000 common units representing limited partner interests in the Partnership (“Common Units”). The Partnership received proceeds from the Offering of approximately $115.7 million after deducting underwriting discounts, structuring fees and estimated offering expenses. As described in the prospectus, dated September 20, 2017 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on September 22, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), the Partnership intends to use the net proceeds (i) to make a distribution of approximately $113.9 million to Oasis Petroleum Inc. (“OAS”) in whole or in part as reimbursement of pre-formation capital expenditures incurred by OAS, and (ii) to pay approximately $1.9 million of origination fees and expenses related to the Partnership’s Revolving Credit Facility (as defined below).

Contribution Agreement

On September 25, 2017, the Partnership entered into a Contribution Agreement (the “Contribution Agreement”) by and among the Partnership, Oasis Petroleum LLC (“OAS LLC”), OMS Holdings LLC (“OMS Holdings”), Oasis Midstream Services LLC (“OMS”), OMP GP LLC (the “General Partner”) and OMP Operating LLC (“OMP Operating”), whereby, concurrently with the closing of the Offering, OAS caused OMS to contribute to OMP Operating a 100% limited liability company interest in Bighorn DevCo LLC (“Bighorn DevCo”), a 10% controlling limited liability company interest in Bobcat DevCo LLC (“Bobcat DevCo”) and a 40% controlling limited liability company interest in Beartooth DevCo LLC (“Beartooth DevCo”), which collectively own certain midstream infrastructure assets developed by OAS in the Williston Basin of North Dakota and Montana, in exchange for (i) the issuance by the Partnership to OMS Holdings of 5,125,000 Common Units, 13,750,000 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), (ii) a distribution of approximately $113.9 million, (iii) the right to receive the Deferred Issuance and Distribution (as defined in the Contribution Agreement) and (iv) the issuance to the General Partner of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement (as defined below).

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with OAS, OAS LLC, OMS Holdings, OMS, the General Partner and OMP Operating, pursuant to which:

•	OAS granted the Partnership a right of first offer (“ROFO”) with respect to (i) its retained interests in each of Bobcat DevCo and Beartooth DevCo and (ii) any other midstream assets that OAS or any successor to OAS builds with respect to its current acreage and elects to sell in the future, which ROFO converts into a right of first refusal (“ROFR”) upon a change of control of OAS;

•	OAS provided the Partnership with a license to use certain OAS-related names and trademarks in connection with the Partnership’s operations; and

•	OAS agreed to indemnify the Partnership for certain environmental and other liabilities, including certain liabilities related to the Mirada litigation (as described in the Omnibus Agreement, the “Mirada Litigation”), and the Partnership agreed to indemnify OAS for certain environmental and other liabilities related to the Partnership’s assets to the extent OAS is not required to indemnify the Partnership.

The maximum liability of OAS for its indemnification obligations under the Omnibus Agreement will not exceed $15 million and OAS will not have any obligation under this indemnification until the Partnership’s aggregate losses exceed $100,000; provided that OAS’s indemnification obligations with respect to the Mirada Litigation are not subject to the aggregate limit or deductible. OAS will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws enacted or promulgated after the closing of the Offering and its indemnification obligations (other than with respect to the Mirada Litigation) will terminate on the third anniversary of the closing of the Offering.

The Partnership has agreed to indemnify OAS against all losses, including environmental liabilities, related to the operation of the Partnership’s assets after the closing of the Offering, to the extent OAS is not required to indemnify the Partnership for such losses.

The initial term of the Omnibus Agreement will be ten years from the closing of the Offering and will thereafter automatically extend from year-to-year unless terminated by the Partnership or the General Partner. OAS may terminate the Omnibus Agreement in the event that it ceases to be an affiliate of the Partnership and may also terminate the Omnibus Agreement if the Partnership fails to pay amounts due under the agreement in accordance with its terms. Additionally, both the ROFO and the ROFR in the Omnibus Agreement will terminate in the event OAS elects to sell the General Partner to a third party (other than in connection with a change of control of OAS). The Omnibus Agreement may only be assigned by a party with the other parties’ consent.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Gas Gathering, Compression, Processing and Gas Lift Agreement

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a Gas Gathering, Compression, Processing and Gas Lift Agreement with Oasis Petroleum North America LLC (“OPNA”), Oasis Petroleum Marketing LLC (“OPM”) and OMS (the “Gas Gathering Agreement”) pursuant to which (i) OPNA and OPM agreed to deliver into the Partnership’s natural gas gathering system all of the natural gas produced that is owned or controlled by OPNA or OPM (subject to certain limited exceptions) from a dedicated area consisting of 64,640 gross acres, of which 29,440 acres are within OPNA-operated drilling spacing units (“DSUs”), in the Wild Basin area and (ii) OMS and the Partnership will perform certain gathering, compression, processing and gas lift services. The Gas Gathering Agreement provides for an initial term of 15 years. With respect to gas processing, the agreement provides that gas produced from the dedicated acreage, together with any third-party volumes, will be processed at OMS and the Partnership’s existing processing plant up to its working capacity.

The foregoing description is qualified in its entirety by reference to the full text of the Gas Gathering Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Crude Oil Gathering, Stabilization, Blending and Storage Agreement

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a Crude Oil Gathering, Stabilization, Blending and Storage Agreement with OPNA, OPM and OMS (the “Crude Oil Gathering Agreement”) pursuant to which (i) OPNA and OPM agreed to deliver into the Partnership’s crude oil gathering system all of the crude oil produced that is owned or controlled by OPNA or OPM (subject to certain limited exceptions) from a dedicated area consisting of 64,640 gross acres, of which 29,440 acres are within OPNA-operated DSUs, in the Wild Basin area and (ii) OMS and the Partnership will perform certain gathering, stabilizing, blending and storing services for the crude oil delivered. The Crude Oil Gathering Agreement provides for an initial term of 15 years.

The foregoing description is qualified in its entirety by reference to the full text of the Crude Oil Gathering Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Produced and Flowback Water Gathering and Disposal Agreement—Wild Basin

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a Produced and Flowback Water Gathering and Disposal Agreement with OPNA and OMS (the “Wild Basin Produced Water Gathering Agreement”) pursuant to which OPNA dedicated 64,640 gross acres, of which 29,440 acres are within OPNA-operated DSUs, in the Wild Basin area to the Partnership for produced and flowback water gathering and disposal services. The Wild Basin Produced Water Gathering Agreement provides for an initial term of 15 years.

The foregoing description is qualified in its entirety by reference to the full text of the Wild Basin Produced Water Gathering Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Produced and Flowback Water Gathering and Disposal Agreement—Beartooth Areas

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a Produced and Flowback Water Gathering and Disposal Agreement with OPNA and OMS (the “Beartooth Produced Water Gathering Agreement”) pursuant to which OPNA dedicated 581,120 gross acres, of which 298,624 acres are within OPNA-operated DSUs, in the Alger, Cottonwood, Hebron, Indian Hills and Red Bank operating areas, to the Partnership for produced and flowback water gathering and disposal services. The Beartooth Produced Water Gathering Agreement provides for an initial term of 15 years.

The foregoing description is qualified in its entirety by reference to the full text of the Beartooth Produced Water Gathering Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Freshwater Purchase and Sales Agreement

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a Freshwater Purchase and Sales Agreement with OPNA and OMS (the “Freshwater Purchase Agreement”) pursuant to which OPNA will purchase freshwater from the Partnership from time to time for use in its operations in the Hebron, Indian Hills, Red Bank and Wild Basin operating areas, including but not limited to distributing freshwater for hydraulic fracturing and production optimization services. The Freshwater Purchase Agreement provides for an initial term of 15 years.

The foregoing description is qualified in its entirety by reference to the full text of the Freshwater Purchase Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Crude Transportation Services Agreement

On September 25, 2017, in connection with the closing of the Offering, Bighorn DevCo entered into an Amendment #1 and Assignment Agreement with OPM and OMS (the “Amendment and Assignment Agreement”) pursuant to which Bighorn DevCo became a party to the long-term, fixed-fee agreement previously entered into by OPM and OMS providing for crude transportation services from the Wild Basin area to Johnson’s Corner through a FERC-regulated pipeline system that has up to 75,000 barrels per day of operating capacity and firm capacity for committed shippers. The Amendment and Assignment Agreement is renewable at OPM’s option (subject to certain limitations) and includes minimum volume commitments that are not material to the Partnership’s operating results.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment and Assignment Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a registration rights agreement with OAS (the “Registration Rights Agreement”) pursuant to which the Partnership may be required to register the sale of the (i) Common Units issued (or issuable) to OAS pursuant to the Contribution Agreement, (ii) Subordinated Units and (iii) Common Units issuable upon conversion of Subordinated Units pursuant to the terms of the Partnership Agreement (collectively, the “Registrable Securities”) it holds. Under the Registration Rights Agreement, OAS has the right to request that the Partnership register the sale of Registrable Securities held by it and the right to require the Partnership to make available shelf registration statements permitting sales of Registrable Securities into the market from time to time over an extended period, subject to certain limitations. Pursuant to the Registration Rights Agreement and the Partnership Agreement, the Partnership may be required to undertake a future public or private offering and use the proceeds (net of underwriting or placement agency discounts, fees and commissions, as applicable) to redeem an equal number of Common Units from OAS. In addition, the Registration Rights Agreement gives OAS “piggyback” registration rights under certain circumstances. The Registration Rights Agreement also includes provisions dealing with indemnification and contribution and allocation of expenses. All of the Registrable Securities held by OAS and any permitted transferee will be entitled to these registration rights.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.9 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Revolving Credit Facility

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a Credit Agreement (the “Credit Agreement”) for a new revolving credit facility among the Partnership, as parent, OMP Operating, as borrower, and Wells Fargo Bank, N.A., as the administrative agent, swingline lender and letter of credit issuer, and a syndicate of lenders (the “Revolving Credit Facility”). The Revolving Credit Facility provides for an initial aggregate commitment amount of $200 million (the “line of credit”), which the Partnership may request to be increased to up to $400 million, subject to certain conditions. The Revolving Credit Facility provides for a letter of credit sublimit of $10 million and a swingline loans sublimit of $10 million. The Revolving Credit Facility matures on September 25, 2022.

Principal amounts borrowed are payable on the maturity date and interest is payable quarterly for ABR Loans (as defined in the Credit Agreement) and at the end of the applicable interest period for Eurodollar Loans (as defined in the Credit Agreement). Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to the applicable margin (as described below) plus (i) with respect to Eurodollar Loans, the Adjusted LIBO Rate (as defined in the Credit Agreement) or (ii) with respect to ABR Loans, the greatest of (A) the Prime Rate in effect on such day, (B) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% or (c) the Adjusted LIBO Rate for a one-month interest period on such day plus 1.00% (each as defined in the Credit Agreement). The applicable margin for borrowings under the Revolving Credit Facility is based on the Partnership’s most recently tested consolidated total leverage ratio and varies from (a) in the case of Eurodollar Loans, 1.75% to 2.75%, and (b) in the case of ABR Loans or swingline loans, 0.75% to 1.75%. The unused portion of the Revolving Credit Facility is subject to a commitment fee ranging from 0.375% to 0.50%.

The Revolving Credit Facility is secured by mortgages and other security interests on substantially all of the Partnership’s and its subsidiaries’ properties and assets, including the equity interests in all present and future subsidiaries (subject to certain exceptions). Some or all of the collateral owned by Bobcat DevCo and Beartooth DevCo will also secure the indebtedness of OMS on a pari passu basis, and such collateral is subject to an intercreditor agreement.

The Revolving Credit Facility provides for customary representations, warranties and covenants, including, among other things, covenants relating to financial and collateral reporting, notices of material events, maintenance of the existence of the business and its properties, payment of obligations, the Partnership’s ability to enter into certain hedging agreements, limitations on the Partnership’s ability to sell or acquire properties and limitations on indebtedness and liens, dividends and distributions, transactions with affiliates and certain fundamental transactions.

The Revolving Credit Facility also requires the Partnership to maintain the following financial covenants (which are described in more detail in the Credit Agreement):

•	Consolidated Total Leverage Ratio: Prior to the date on which one or more of the credit parties have issued an aggregate principal amount of at least $150,000,000 of senior notes (as permitted under the Revolving Credit Facility) (such date the “Covenant Changeover Date”), the Partnership and OMP Operating’s ratio of Total Debt to EBITDA (each as defined in the Credit Agreement) on a quarterly basis may not exceed 4.50 to 1.00 (or during an Acquisition Period (as defined in the Credit Agreement), 5.00 to 1.00). On a quarterly basis following the Covenant Changeover Date, the Partnership and OMP Operating’s ratio of Total Debt to EBITDA may not exceed 5.25 to 1.00.

•	Consolidated Senior Secured Leverage Ratio: On a quarterly basis following the Covenant Changeover Date, the Partnership and OMP Operating’s ratio of Consolidated Senior Secured Funded Debt to EBITDA (each as defined in the Credit Agreement) may not exceed 3.75 to 1.00.

•	Consolidated Interest Coverage Ratio: On a quarterly basis prior to the Covenant Changeover Date, the Partnership and OMP Operating’s ratio of EBITDA to Consolidated Interest Expense (each as defined in the Credit Agreement) may not be less than 3.00 to 1.00 and on a quarterly basis following the Covenant Changeover Date, the Partnership and OMP Operating’s ratio of EBITDA to Consolidated Interest Expense may not be less than 2.50 to 1.00.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Services and Secondment Agreement

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into a 15-year Services and Secondment Agreement with OAS (the “Services and Secondment Agreement”), pursuant to which, OAS will, or will cause its affiliates to, perform centralized corporate, general and administrative services for the Partnership. OAS will also second to the Partnership certain of its employees to operate, construct, manage and maintain the Partnership’s assets. The Services and Secondment Agreement requires the Partnership to reimburse OAS for direct general and administrative expenses incurred by OAS for the provision of the above services. Additionally, the Partnership will reimburse OAS for compensation and certain other expenses paid to employees of OAS that are seconded to the Partnership and who spend time managing and operating the Partnership’s business. The expenses of executive officers and non-executive employees will be allocated to the Partnership based on the amount of time spent managing the Partnership’s business and operations. The reimbursements to the General Partner and OAS will be made prior to cash distributions to holders of the Partnership’s Common Units.

The foregoing description is qualified in its entirety by reference to the full text of the Services and Secondment Agreement, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Limited Liability Company Agreement of Bighorn DevCo

On September 25, 2017, in connection with the closing of the Offering, OMP Operating, as the member, and OMS, as the original member, entered into the Amended and Restated Limited Liability Company Agreement of Bighorn DevCo (the “Bighorn DevCo LLC Agreement”). Through its ownership of the sole member of Bighorn DevCo, the Partnership will control the management of Bighorn DevCo and is entitled to all distributions or other economic benefits pertaining to Bighorn DevCo.

The foregoing description is qualified in its entirety by reference to the full text of the Bighorn DevCo LLC Agreement, which is filed as Exhibit 10.12 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Limited Liability Company Agreements of Bobcat DevCo and Beartooth DevCo

On September 25, 2017, in connection with the closing of the Offering, OMP Operating, as the managing member of each of Bobcat DevCo and Beartooth DevCo, and OMS, as a member of each of Bobcat DevCo and Beartooth DevCo, entered into the Amended and Restated Limited Liability Company Agreement of Bobcat DevCo (the “Bobcat DevCo LLC Agreement”) and the Amended and Restated Limited Liability Company Agreement of Beartooth DevCo (the “Beartooth DevCo LLC Agreement”).

The Bobcat DevCo LLC Agreement and the Beartooth DevCo LLC Agreement exclusively vest all management powers over the business and affairs of Bobcat DevCo and Beartooth DevCo in the managing member, subject only to the matters requiring the unanimous approval of the members, which are listed below. Accordingly, the Partnership will control the management of each of Bobcat DevCo and Beartooth DevCo through the Partnership’s ownership of the managing member of each entity. Matters requiring the unanimous approval of all of the members include:

•	any merger, consolidation, reorganization or similar transaction or any sale or lease of all or substantially all of the assets of Bobcat DevCo or Beartooth DevCo, as applicable;

•	the creation of any new class of limited liability company interests in, or the issuance of any additional limited liability company interests or any security that is convertible into or exchangeable for a limited liability company interests in, Bobcat DevCo or Beartooth DevCo, as applicable;

•	the admission or withdrawal of any person as a member other than as provided therein;

•	causing or permitting Bobcat DevCo or Beartooth DevCo, as applicable, to file an application for bankruptcy, the making of any general assignment for the benefit of creditors or other similar actions;

•	the modification, alteration or amendment of the amount, timing, frequency or method of calculation of distributions to the members from that provided in the respective agreement;

•	the approval of any distribution to the respective members of Bobcat DevCo or Beartooth DevCo, as applicable, of any assets in kind (other than cash or cash equivalents) or any distribution of cash or property on a non-pro rata basis and the determination of the value assigned to distributions of property in kind;

•	the making of any additional capital contributions, except as provided therein; and

•	the making or changing of certain tax elections.

The managing member of each of Bobcat DevCo and Beartooth DevCo may from time to time request that the members make additional capital contributions whenever the managing member determines in good faith that additional capital contributions are necessary to fund Bobcat DevCo’s or Beartooth DevCo’s, as applicable, operations. If any member elects not to make such an additional capital contribution, the other members may elect to make an excess capital contribution consisting of its respective pro rata portion of the requested capital contribution. If any member makes such an excess capital contribution, the Company Interest and Percentage Interest of such member (each as defined in the respective agreement) will be appropriately adjusted to reflect such additional capital contributions.

Distributions from Bobcat DevCo and Beartooth DevCo, as applicable, of all Distributable Cash (as defined in the respective agreement) will be made to the members pro rata in accordance with their respective Percentage Interests within 40 days following the end of each quarter.

The foregoing description is qualified in its entirety by reference to the full text of each of the Bobcat DevCo LLC Agreement and the Beartooth DevCo LLC Agreement, which are filed as Exhibits 10.13 and 10.14 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

OAS LLC is a direct wholly owned subsidiary of OAS, and each of OPNA, OPM and OMS Holdings are direct wholly owned subsidiaries of OAS LLC. OMS Holdings holds 100% of the limited liability company interests in OMS and all of the Class A Units of the General Partner (which are vested with all management rights with respect to the General Partner and have the right to approximately 90% of the economic benefits associated with the General Partner). The General Partner holds the non-economic general partner interest of the Partnership and the right to receive the incentive distribution rights, as described in the Partnership Agreement. OMS Holdings holds 5,125,000 Common Units and 13,750,000 Subordinated Units and has certain rights to receive up to an additional 1,125,000 Common Units in the future if the Underwriters do not exercise the Option. If the Underwriters do not exercise the Option, OMS Holdings will own approximately 72.7% of the limited partner interests in the Partnership. OMP Operating is a direct, wholly owned subsidiary of the Partnership. OMP Operating holds a 100% limited liability company interest in Bighorn DevCo, a 10% controlling limited liability company interest in Bobcat DevCo and a 40% controlling limited liability company interest in Beartooth DevCo. As a result of the foregoing relationships, certain individuals, including officers and directors of OAS, OAS LLC, OPNA, OPM, OMS Holdings, OMS and the General Partner, serve as officers and/or directors of more than one of such other entities.

Item 2.01. Completion of Acquisition or Disposition of Assets

Contribution Agreement

The description of the Contribution Agreement provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included under the heading “Revolving Credit Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The description in Item 1.01 above of the issuances of Common Units and Subordinated Units by the Partnership to OMS Holdings on September 25, 2017 in connection with the consummation of the transactions pursuant to the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units will convert into one Common Unit and then will participate pro rata with the other Common Units in distributions by the Partnership at the end of the subordination period. The subordination period will end on the first business day after the Partnership has earned and paid at least $1.50 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit for each of three consecutive, non-overlapping four-quarter periods ending on or after December 31, 2020 and there are no outstanding arrearages on the Common Units. Notwithstanding the foregoing, the subordination period will end on the first business day after the Partnership has earned and paid at least $2.25 (150.0% of the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the related distribution on the incentive distribution rights, for any four-quarter period ending on or after December 31, 2018 and there are no outstanding arrearages on the Common Units. The description of the subordination period contained in the section of the Prospectus entitled “How We Make Distributions to Our Partners—Subordination Period” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

On September 25, 2017, in connection with the closing of the Offering, the Partnership entered into Indemnification Agreements with each of the executive officers and directors of the General Partner (the “Indemnification Agreements”). The Indemnification Agreements require the Partnership to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Partnership or the General Partner, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of each of the Indemnification Agreements, which are attached as Exhibits 10.15, 10.16, 10.17, 10.18, 10.19, 10.20 and 10.21 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Agreement of Limited Partnership

On September 25, 2017, in connection with the closing of the Offering, the General Partner and OMS Holdings, as the organizational limited partner of the Partnership, entered into the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions to Our Partners” and “The Partnership Agreement” and is incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Agreement of Limited Partnership of Oasis Midstream Partners LP, dated September 25, 2017, by and between OMP GP LLC, as the general partner, and OMS Holdings LLC, as the organizational limited partner.

10.1	Contribution Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum LLC, OMS Holdings LLC, Oasis Midstream Services LLC, OMP GP LLC and OMP Operating LLC.

10.2	Omnibus Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum Inc., Oasis Petroleum LLC, OMS Holdings LLC, Oasis Midstream Services LLC, OMP GP LLC and OMP Operating LLC.

10.3#†	Gas Gathering, Compression, Processing and Gas Lift Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum North America LLC, Oasis Petroleum Marketing LLC and Oasis Midstream Services LLC.

10.4†	Crude Oil Gathering, Stabilization, Blending and Storage Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum North America LLC, Oasis Petroleum Marketing LLC and Oasis Midstream Services LLC.

10.5†	Produced and Flowback Water Gathering and Disposal Agreement – Wild Basin, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum North America LLC and Oasis Midstream Services LLC.

10.6†	Produced and Flowback Water Gathering and Disposal Agreement – Beartooth Area, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum North America LLC and Oasis Midstream Services LLC.

10.7#†	Freshwater Purchase and Sales Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum North America LLC and Oasis Midstream Services LLC.

10.8#	Amendment #1 and Assignment Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, Oasis Petroleum Marketing LLC and Oasis Midstream Services LLC.

10.9	Registration Rights Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and OMS Holdings Inc.

10.10	Revolving Credit Agreement, dated as of September 25, 2017, by and among Oasis Midstream Partners LP, as parent, OMP Operating LLC, as borrower, and Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.

10.11	Services and Secondment Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Oasis Petroleum Inc.

10.12	Amended and Restated Limited Liability Company Agreement of Bighorn DevCo LLC, dated as of September 25, 2017, by and between OMP Operating LLC, as the managing member, and Oasis Midstream Services LLC, as a member.

10.13	Amended and Restated Limited Liability Company Agreement of Bobcat DevCo LLC, dated as of September 25, 2017, by and between OMP Operating LLC, as the managing member, and Oasis Midstream Services LLC, as a member.

10.14	Amended and Restated Limited Liability Company Agreement of Beartooth DevCo LLC, dated as of September 25, 2017, by and between OMP Operating LLC, as the member, and Oasis Midstream Services LLC, as the original member.

10.15	Indemnification Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Thomas B. Nusz.

10.16	Indemnification Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Taylor L. Reid.

10.17	Indemnification Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Michael H. Lou.

10.18	Indemnification Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Richard N. Robuck.

10.19	Indemnification Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Nickolas J. Lorentzatos.

10.20	Indemnification Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Phillip D. Kramer.

10.21	Indemnification Agreement, dated as of September 25, 2017, by and between Oasis Midstream Partners LP and Matthew D. Fitzgerald.

#	Confidential treatment has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed with the SEC. Such provisions have been filed separately with the SEC.
†	Confidential treatment has been granted for certain portions thereof pursuant to a Confidential Treatment Request filed with the SEC. Such provisions have been filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Midstream Partners LP

By:	OMP GP LLC, its general partner

By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

Date: September 29, 2017